UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2015

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement
On November 24, 2015, BlueLinx Building Products Canada Ltd. (“BlueLinx Canada”), an indirect subsidiary of BlueLinx Holdings Inc. (“BlueLinx”), entered into a second amendment (the “Amendment”) to its credit agreement dated August 12, 2011, as amended by the first amending agreement dated as of August 16, 2013 (the “Credit Agreement”), with Canadian Imperial Bank of Commerce (as successor to CIBC Asset-Based Lending Inc.) (“CIBC”) and the other signatories thereto. The Amendment modifies the maturity date under the Credit Agreement to mean the earlier of (i) August 12, 2018 and (ii) the maturity date of the facilities established pursuant to the Amended and Restated Loan and Security Agreement by and among BlueLinx Corporation, a subsidiary of BlueLinx; Wells Fargo Bank, National Association; and the other signatories thereto, dated August 4, 2006, as amended.
Except as described above, all other material terms of the Credit Agreement shall remain substantially the same. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description
10.1
The Second Amending Agreement, dated November 24, 2015, to the Credit Agreement dated August 11, 2011, by and between BlueLinx Canada, CIBC and the other signatories listed therein, as amended by the first amending agreement dated as of August 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC. By: /s/ Shyam K. Reddy Shyam K. Reddy SVP, General Counsel, and Corporate Secretary

Dated:  December 1, 2015